As filed with the Securities and Exchange Commission on January 9, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	73-1721486
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

47669 Fremont Boulevard

Fremont, California 94538

(510) 979-0400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Omid Tahernia

Chief Executive Officer

Ikanos Communications, Inc.

47669 Fremont Boulevard

Fremont, California 94538

(510) 979-0400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jorge del Calvo, Esq. Allison Leopold Tilley, Esq. Gabriella A. Lombardi, Esq. Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, California 94304	Andrew S. Hughes, Esq. Vice President, General Counsel Ikanos Communications, Inc. 47669 Fremont Boulevard Fremont, California 94538

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	16,931,962(3)	$0.317	$5,367,432	$624

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee in pursuant to Rule 457(c) of the Securities Act based on the average of the high and low prices of the Registrant’s Common Stock on The NASDAQ Capital Market on January 8, 2015.
(3)	Consists of 12,195,121 shares of the Registrant’s Common Stock and 4,736,841 shares of the Registrant’s Common Stock issuable upon the exercise of warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January 9, 2015

PROSPECTUS

16,931,962 Shares

IKANOS COMMUNICATIONS, INC.

Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholders identified herein of up to an aggregate of 16,931,962 shares of our common stock, par value $0.001 per share, including 12,195,121 shares held by the selling stockholders and 4,736,841 shares issuable to the selling stockholders upon the exercise of warrants. We issued 12,195,121 shares of our common stock to the selling stockholders in connection with a private placement in September 2014. We issued a warrant to purchase up to 3,157,894 shares of our common stock in connection with a loan agreement that we entered into at the same time with an affiliate of the selling stockholders. On December 10, 2014, we issued an additional warrant to purchase up to 1,578,947 shares of our common stock to the selling stockholders in connection with our entry into an amendment to the loan agreement. We are registering the resale of the shares of our common stock and the shares of our common stock underlying the warrants. See “Selling Stockholders.”

Our registration of the shares of our common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares of our common stock. The selling stockholders may sell the shares of our common stock covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the information under the heading “Plan of Distribution” on page 4 of this prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders other than any proceeds from the cash exercise by the selling stockholder of the warrants to purchase shares of our common stock.

Our common stock is listed on The NASDAQ Capital Market, or NASDAQ, under the symbol “IKAN.” On January 8, 2015, the last reported sale price of our common stock was $0.305 per share.

Investing in our common stock involves a high degree of risk. You should carefully read and consider the “Risk Factors” beginning on page 2 before making your investment decision.

Neither the Securities and Exchange Commission nor any state securities regulators has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2015.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with different information or to make representations not contained in this prospectus.

This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities in any jurisdiction where an offer or solicitation would be unlawful. Neither the delivery of this prospectus, nor any sale made under this prospectus, means that the information contained or incorporated by reference in this prospectus is correct as of any time after the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, the selling stockholders, or their pledgees, donees, transferees or other successors-in-interest may, from time to time, sell up to 16,931,962 shares of our common stock in one or more offerings. The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement of which this prospectus is a part is declared effective by the SEC.

This prospectus provides you with a general description of the shares of our common stock that the selling stockholders may offer. If required, each time the selling stockholders sell shares of our common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered shares. Any prospectus supplement may also add, update or change the information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement that we filed with the SEC includes exhibits that provide more detail about the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” before making your investment decision.

All references in this prospectus to “Ikanos,” the “company,” “we,” “our,” and “us” refer to Ikanos Communications, Inc. and its subsidiaries.

When we refer to the selling stockholders in this prospectus, we are referring to the stockholder identified in the table under the heading “Selling Stockholders” herein as well as its donees, pledgees, transferees or other successors-in-interest that received shares of our common stock after the date of this prospectus from the selling stockholders pursuant to a gift, a pledge, a partnership distribution or other transfer (other than a public sale).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

When used in this prospectus, the words “expects,” “believes,” “anticipates,” “estimates,” “may,” “could,” “intends” and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements will also be contained in the documents that we incorporate by reference into this prospectus.

These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review the additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

RISK FACTORS

Investing in our common stock involves risk. Prior to making a decision about investing in our common stock, you should carefully consider all of the information appearing or incorporated by reference in this prospectus, including the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The occurrence of any of these risks or additional risks and uncertainties that are not currently known to us or that we currently consider immaterial may cause you to lose all or part of your investment in our common stock.

IKANOS COMMUNICATIONS, INC.

We provide semiconductor products and software for delivering high speed broadband and networking solutions to the connected home. Our broadband digital subscriber line, or DSL, processors and other semiconductor offerings power carrier infrastructure for the central office, which we also refer to as Access, and customer premises equipment, or CPE, which we also refer to as Gateway, for network equipment manufacturers serving leading telecommunications service providers, or telcos. Our products are at the core of DSL access multiplexers, optical network terminals, concentrators, modems, voice over Internet Protocol, terminal adapters, integrated access devices and residential gateways. Our products have been deployed by service providers in Asia, Europe, and North and South America and are also actively being evaluated and scheduled to be evaluated by other service providers for deployment in their networks.

Our products reflect advanced designs in silicon, systems, and firmware and are programmable and highly-scalable. Our expertise in integration of our digital signal processor algorithms with advanced digital, analog, and mixed signal semiconductors enables us to offer high-performance, high-density, and low-power asymmetric DSL and very-high bit rate DSL products that offer vectoring and bonding to increase speeds of existing telecom carrier copper and hybrid-fiber copper infrastructure. We believe these products support high speed broadband service providers’ multi-play deployment plans to the connected home while keeping their capital and operating expenditures relatively low compared to competing frameworks. Our broadband DSL products consist of high performance Access and Gateway chips.

Our next generation G.fast products for the ultra-broadband market, which are currently in development, will be designed to achieve speeds up to 1Gbps. We also offer a line of communications processors, or CPs, for residential gateways that support a variety of WAN topologies for telecom carriers and cable multiple system operators, including Ethernet and gigabit Ethernet, passive optical network, hybrid-fiber-copper network, and wireless broadband. While a majority of our silicon solutions are deployed in xDSL networks at global telcos, our CPs are also currently deployed in both cable and fiber-to-the-home networks. Our CPs are an important part of our diversification strategy to expand our target market beyond xDSL.

In addition to our xDSL and CPs, in 2013 we announced inSIGHT, our suite of CPE-based monitoring and analytics software products. inSIGHT offers carriers the ability to remotely monitor and diagnose line impairments and noise issues to facilitate fast and cost-effective discovery and resolution of service disruptions. inSIGHT has not yet been deployed in the market.

We were incorporated in 1999 in California as Velocity Communications and changed our name to Ikanos Communications in December 2000. When we reincorporated in Delaware in September 2005, we changed our name to Ikanos Communications, Inc. Our principal executive office is located at 47669 Fremont Boulevard, Fremont, California 94538. Our telephone number at that location is (510) 979-0400. Our website address is www.ikanos.com. We do not incorporate the information on our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling stockholders. All proceeds from the sale of the shares will be for the accounts of the selling stockholders. To the extent that we receive any proceeds from the exercise of the warrants (defined below) by the selling stockholders, we intend to use such proceeds for general corporate and working capital purposes. See “Selling Stockholders” and “Plan of Distribution.”

SELLING STOCKHOLDERS

On September 29, 2014, we sold to the selling stockholders 12,195,121 shares of our common stock in a transaction, or the Private Placement, that was exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, in reliance upon Section 4(a)(2) of the Securities Act, pursuant to a securities purchase agreement by and among us, the selling stockholders and certain of our other stockholders, or the Securities Purchase Agreement.

We also entered into a loan agreement on September 29, 2014, which we refer to as the Loan Agreement, with an affiliate of the selling stockholders, pursuant to which we may borrow up to $10.0 million subject to the terms and conditions set forth in the Loan Agreement. In connection with the Loan Agreement, we issued to the selling stockholders a warrant to purchase up to 3,157,894 shares of our common stock with an exercise price of $0.475 per share, 1,578,947 of which are exercisable at any time until November 30, 2017 and the remaining 1,578,947 of which were exercisable at any time on or after the funding date of the loan, but in no event after November 30, 2017. On December 10, 2014, in connection with our entry into an amendment to the Loan Agreement, we amended the warrant to provide for the immediate exercisability of the remaining 1,578,947 shares of our common stock, and we issued an additional warrant to purchase 1,578,947 shares of our common stock with an exercise price of $0.41 to the selling stockholders. The additional warrant is exercisable at any time until November 30, 2017.

We agreed to file a registration statement to register for resale the shares of our common stock acquired by the selling stockholders in the Private Placement and shares issuable upon exercise of the warrants.

The following table sets forth certain information regarding the beneficial ownership of our common stock by the selling stockholders and the shares being offered by the selling stockholders. Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to shares owned beneficially after the offering assumes the sale of all of the shares offered and no other purchases or sales of our common stock. The selling stockholders may offer and sell some, all or none of their shares.

Name and Address	Shares Beneficially Owned Prior to Offering		Shares Being Offered	Shares Beneficially Owned After Offering
	Number	Percent	Number	Number	Percent
Alcatel-Lucent Participations 148/152 Route de la Reine 92100 Boulogne-Billancourt France	16,931,962(1)	11.8%(2)	16,931,962	—	—

(1)	Consists of 12,195,121 shares of our common stock acquired by the stockholder pursuant to the Private Placement and 4,736,841 shares that are exercisable under the warrants within 60 days of December 1, 2014 pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, or the Exchange Act.

(2)	Based on 139,329,469 shares of our common stock outstanding as of December 1, 2014 and 4,736,841 shares that are issuable upon exercise of the warrants and deemed outstanding on such date pursuant to Rule 13d-3 under the Exchange Act.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our common stock or interests in shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to the extent required to reflect such transaction).

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock, from time to time, under this prospectus or, if required, under an amendment or supplement to this prospectus amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The aggregate proceeds to the selling stockholders from the sale of our common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our common stock to be made directly or through agents. We will not receive any of the proceeds from this offering other than any proceeds from the cash exercise by the selling stockholder of the warrants to purchase shares of our common stock.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

We agreed to pay all expenses incurred in connection with the registration, including all registration, SEC, stock exchange, filing and qualification fees (including state securities law fees and expenses), printing expenses, messenger and delivery expenses, escrow fees, accounting fees, fees and disbursements of our counsel and independent public accountants, fees and expenses of all persons retained by us and fees and disbursements of one special counsel for the selling stockholders (not to exceed $50,000); provided, however, that we are not required to pay stock transfer taxes or underwriters’ discounts or selling commissions relating to sale of our common stock subject to registration.

In accordance with the Securities Purchase Agreement, we will indemnify the selling stockholders, their officers, directors, employees, partners, agents and control persons and each person who participates as a placement or sales agent or as an underwriter against liabilities, including certain liabilities under the Securities Act, or such persons will be entitled to contribution from us. The selling stockholders will indemnify us, our directors, officers, employees and controlling persons and each underwriter, its partners, officers, directors, employees and controlling persons against liabilities, including certain liabilities under the Securities Act, arising out of any written information furnished to us by the selling stockholders or any agent, underwriter or representative expressly for use in this prospectus, or such persons will be entitled to contribution from the selling stockholders.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter and any applicable discounts, commissions, concessions or other fees with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Under the securities laws of some states, the shares of our common stock may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders and any other person participating in the sale of the shares of our common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to our common stock. This may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

We have agreed to keep this prospectus effective until the earlier of the date on which all of the shares of our common stock covered by this prospectus have been sold pursuant to the registration statement that includes this prospectus or the date on which all of the shares of our common stock covered by this prospectus become eligible for resale to the public pursuant to Rule 144 under the Securities Act without volume or manner of sale limitations. Once sold pursuant to the registration statement that includes this prospectus, the shares of our common stock covered by this prospectus will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 29, 2013 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act with respect to the shares of our common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules to the registration statement. Please refer to the registration statement, exhibits and schedules for further information with respect to the shares of our common stock offered by this prospectus. Statements contained in this prospectus regarding the contents of any contract or other document are only summaries. With respect to any contract or document that is filed as an exhibit to the registration statement, you should refer to the exhibit for a copy of the contract or document, and each statement in this prospectus regarding that contract or document is qualified by reference to the exhibit. You may read and copy the registration statement and its exhibits and schedules at the SEC’s public reference room, located at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is www.sec.gov. The information on the SEC’s web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 29, 2013;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2014, June 29, 2014 and September 28, 2014;

•	our Current Reports on Form 8-K filed with the SEC on January 31, 2014, February 24, 2014, March 12, 2014, March 21, 2014, April 25, 2014, June 5, 2014, September 19, 2014, September 29, 2014, October 10, 2014, October 20, 2014, November 26, 2014, December 1, 2014, December 11, 2014, and December 16, 2014; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on September 19, 2005, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Ikanos Communications, Inc., 47669 Fremont Boulevard, Fremont, California 94538, Attn: Corporate Secretary, telephone (510) 979-0400. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred by the Registrant in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$624
Accounting fees and expenses	$12,000	*
Legal fees and expenses	$10,000	*
Transfer Agent and Registrar fees and expenses	$8,000	*
Printing and engraving expenses	$10,000	*
Miscellaneous fees and expenses	$3,376	*

Total	$44,000	*

*	Estimated.

Item 15.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article VI of the Registrant’s restated certificate of incorporation and Article VI of the Registrant’s bylaws provide for indemnification of its directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. The Registrant has also entered into agreements with its directors and executive officers that will require the Registrant, among other things, to indemnify them against certain liabilities arising under federal securities laws, liabilities arising out of the performance of their duties as directors or officers and certain other claims and liabilities. Under these agreements and pursuant to its bylaws, the Registrant has also agreed to advance any expenses (including legal fees) incurred by such directors or officers in connection with such claims and liabilities.

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit Number	Description

4.1	Form of Common Stock Certificate. Incorporated by reference to Exhibit 4.1 to Amendment No. 1 of the Registrant’s Registration Statement on Form S-1 dated August 6, 2004 (Registration No. 333-116880).

4.2	Amended and Restated Stockholder Agreement dated as of September 29, 2014 by and between the Registrant and Tallwood III, L.P., Tallwood III Partners, L.P. and Tallwood III Associates, L.P. Incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed on September 29, 2014.

4.3	Warrant to Purchase Common Stock of Ikanos Communications, Inc. issued to Alcatel-Lucent Participations dated September 29, 2014. Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on September 29, 2014.

4.4	First Amendment to Warrant to Purchase Common Stock of Ikanos Communications, Inc. originally issued to Alcatel-Lucent Participations, S.A. on September 29, 2014, dated December 10, 2014. Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on December 11, 2014.

4.5	Warrant to Purchase Common Stock of Ikanos Communications, Inc. issued to Alcatel-Lucent Participations, dated December 10, 2014. Incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed on December 11, 2014.

4.6	Securities Purchase Agreement by and between Ikanos Communications, Inc. and Tallwood III, L.P., Tallwood III Associates, L.P., Tallwood III Partners, L.P., and Tallwood III Annex, L.P. dated as of April 21, 2009. Incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed on April 24, 2009.

Exhibit Number	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see signature page).

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus filed pursuant to Rule 424(b)(7) as part of a registration statement in reliance on Rule 430B shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fremont, State of California, on the 9th day of January, 2015.

IKANOS COMMUNICATIONS, INC.

By	/s/ Omid Tahernia

Omid Tahernia President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Omid Tahernia and Dennis Bencala, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Omid Tahernia	President, Chief Executive Officer (Principal Executive Officer) and Director	January 9, 2015
Omid Tahernia

/s/ Dennis Bencala	Chief Financial Officer and Vice President of Finance (Principal Financial and Accounting Officer)	January 9, 2015
Dennis Bencala

/s/ Diosdado P. Banatao	Chairman of the Board and Director	January 9, 2015
Diosdado P. Banatao

/s/ Jason W. Cohenour	Director	January 9, 2015
Jason W. Cohenour

/s/ Danial Faizullabhoy	Director	January 9, 2015
Danial Faizullabhoy

/s/ Frederick M. Lax	Director	January 9, 2015
Frederick M. Lax

/s/ George Pavlov	Director	January 9, 2015
George Pavlov

/s/ James Smaha	Director	January 9, 2015
James Smaha

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Common Stock Certificate. Incorporated by reference to Exhibit 4.1 to Amendment No. 1 of the Registrant’s Registration Statement on Form S-1 dated August 6, 2004 (Registration No. 333-116880).

4.2	Amended and Restated Stockholder Agreement dated as of September 29, 2014 by and between the Registrant and Tallwood III, L.P., Tallwood III Partners, L.P. and Tallwood III Associates, L.P. Incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed on September 29, 2014.

4.3	Warrant to Purchase Common Stock of Ikanos Communications, Inc. issued to Alcatel-Lucent Participations dated September 29, 2014. Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on September 29, 2014.

4.4	First Amendment to Warrant to Purchase Common Stock of Ikanos Communications, Inc. originally issued to Alcatel-Lucent Participations, S.A. on September 29, 2014, dated December 10, 2014. Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on December 11, 2014.

4.5	Warrant to Purchase Common Stock of Ikanos Communications, Inc. issued to Alcatel-Lucent Participations, dated December 10, 2014. Incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed on December 11, 2014.

4.6	Securities Purchase Agreement by and between Ikanos Communications, Inc. and Tallwood III, L.P., Tallwood III Associates, L.P., Tallwood III Partners, L.P., and Tallwood III Annex, L.P. dated as of April 21, 2009. Incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed on April 24, 2009.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see signature page).